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                                                                       EXHIBIT 5


STEEL                                               Steel Hector & Davis LLP
HECTOR                                              200 South Biscayne Boulevard
& DAVIS                                             Miami, Florida 33131-2398
                                                    305.577.7000
                                                    305.577.7001 Fax
                                                    www.steelhector. com

October 20, 2003

SFBC International, Inc.
11190 Biscayne Blvd.
Miami, FL 33181

Re: SFBC International, Inc. Registration Statement on Form S-3 (Registration No. 333-109098)

Ladies and Gentlemen:

In connection with the above-captioned Registration Statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested that we furnish our opinion as to the legality, for sale thereunder, of up to 2,349,200 shares (the "Company Shares") of common stock, par value $0.001 per share, (the "Common Stock") of SFBC International, Inc., a Delaware corporation (the "Company"), and the sale by certain stockholders of the Company (the "Selling Stockholders") of 328,000 share of Common Stock (the "Selling Stockholder Shares").

In connection with the furnishing of this opinion, we have reviewed the Registration Statement, the form of the Underwriting Agreement included as
Exhibit 1 to the Registration Statement, the form of Custody Agreement to be executed by each Selling Stockholder, the form Irrevocable Power of Attorney to be executed by each Selling Stockholder, the Company's Certificate of Incorporation, as amended, the Company's By-laws, as amended, and records of certain corporate proceedings of the Company. We have examined and relied upon representations as to factual matters contained in certificates of officers of the Company. We have also made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.
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Based upon the foregoing, we are of the opinion that:

      1. The Company Shares will be validly issued, fully paid and non-assessable when:

            a. the Pricing Committee (pursuant to express authority conferred on such committee by the Board of Directors of the Company) shall have adopted appropriate resolutions to determine and approve the offering price per share and date of issuance of the Company Shares; and

            b. the Company Shares shall have been issued and sold for the consideration contemplated by such resolutions, and otherwise contemplated by the Registration Statement.

      2. The Selling Stockholder Shares will be validly issued, fully paid and non-assessable when:

            a. the Attorney-in-Fact (pursuant to express authority conferred on such Attorney-in-Fact by each Selling Stockholder pursuant to a Custody Agreement and an Irrevocable Power of Attorney, each to be executed by each Selling Stockholder in the form presented to us) shall have approved the offering price per share and date of issuance of the Selling Stockholder Shares; and

            b. the Selling Stockholder Shares shall have been issued and sold for the consideration contemplated by such Attorney-in-Fact, and otherwise contemplated by the Registration Statement.

Our opinions expressed above are limited to the General Corporation Law of the State of Delaware, the Constitution of the State of Delaware and judicial interpretations thereof. Our opinions are rendered only with respect to laws and judicial interpretations which are currently in effect. Please be advised that the members of this firm are not admitted to practice in the State of Delaware.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                       Very truly yours,


                                       /s/  STEEL HECTOR & DAVIS LLP

                                       STEEL HECTOR & DAVIS LLP